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                                                                   Exhibit 10.21

English Translation

CONFIDENTIAL TREATMENT REQUESTED BY GMARKET INC. CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                    OKCASHBAG SERVICE COLLABORATION AGREEMENT

SK Corporation ("SK") and Gmarket Inc. ("Gmarket") enter into the OKCashbag Service Collaboration Agreement based on mutual good faith as follows. SK and Gmarket shall be severally referred to as "Party" and shall be collectively referred to as the "Parties".

Article 1 (Purpose)

The purpose of this Agreement is to provide for the Parties' rights and obligations and other matters necessary in providing the OKCashbag Service to Members who use Gmarket Place of Business, so as to promote mutual benefit of both Parties.

Article 2 (Definitions)

     (1) "OKCashbag Members" ("Members") shall mean those who may normally use the OKCashbag service and are issued OKCashbag cards from SK or OKCashbag-affiliated entities recognized by SK, in accordance with the standards and procedures provided by SK.

     (2) "OKCashbag Service" shall mean a service program whereby a Member can accumulate points at every purchase of a good or service from an OKCashbag-affiliated entity or an OKCashbag-member shop, and if the accumulated points reach a certain number, the Member is entitled to be refunded the same number of points in cash or purchase goods or services at a price equal to the number of points at an OKCashbag-affiliated entity or an OKCashbag-member shop.

     (3) "OKCashbag Card" ("Member Card") shall mean the card issued by SK or an

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          OKCashbag-affiliated entity recognized by SK and approved by SK to allow members to normally receive OKCashbag service, on the front or rear part of which the "OKCashbag" logo is inscribed.

     (4) "OKCashbag-Affiliated Entity" or "OKCashbag Member Shop" shall mean a business establishment or a shop which is approved to provide OKCashbag service jointly with SK, by legally entering into a cooperation agreement or a membership contract with SK.

     (5) "OKCashbag Points" shall mean points given to members in accordance with the standards agreed between SK and OKCashbag-Affiliated Entities or OKCashbag Member Shops after verification of a Member's identification through a verification procedure, such as presentation of Member cards or entering the Member card number, at every purchase of a good or service from an OKCashbag-Affiliated Entity or an OKCashbag Member Shop.

     (6) "Gmarket Place of Business" shall mean the on-line place of business at http://www.gmarket.co.kr which is operated directly by Gmarket or by a third party on commission from Gmarket.

Article 3 (Collaborative Duties)

     (1) SK and Gmarket shall perform all necessary duties to provide OKCashbag Points to Members in accordance with the point accumulation rate under
          Article 6(1), upon verification of the Member's identification through SK's confirmation procedure, including entering the Member Card number at the member's purchase of goods or service at the Gmarket Place of Business. SK may make deductions in accordance with the OKCashbag Service terms and conditions when providing OKCashbag Points to Members.

     (2) SK and Gmarket shall perform all necessary actions to allow Members who have accumulated eligible number of points to credit his or her OKCashbag Points to the purchase of any goods or services at the Gmarket Place of Business, according to SK's rules.

Article 4 (Duties Related to Affiliated Cards)

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     (1)  Gmarket may issue affiliated cards for joint management of members upon SK's prior consent. The affiliated cards shall be designed to include "OKCashbag" logo onto them, and any costs incurred to produce, issue and manage affiliated cards and membership application forms shall be borne by Gmarket, unless otherwise agreed between both parties.

     (2) Gmarket shall, in collecting personal information from affiliated card members, inform the members that their personal information (including changes) will be delivered to SK for the purpose of providing OKCashbag Service and shall obtain clear consent thereto.

     (3) Gmarket shall, without delay after having collected personal information of an affiliated card member, deliver to SK the member's membership application form or alternative information about the member, as consented by SK in advance, and shall promptly notify SK of any changes thereof.

Article 5 (General Matters of Compliance)

     (1) Gmarket shall post the "OKCashbag" logo and an OKCashbag Service notice at the Gmarket Place of Business to allow Members to easily recognize Gmarket's cooperation arrangement with SK and shall faithfully comply with instructions from SK in connection with the collaborative duties to be performed to avoid any inconvenience to a Member in obtaining the OKCashbag Service.

     (2) Upon a Member's payment for goods or services, Gmarket shall, after confirmation of transaction from SK or a person designated by SK, issue to the Member his or her account details, stating the verification number, accumulated OKCashbag Points, name, address, and representative of the Member Shop, purchase date, and other necessary information, or notify the Member of his or her transaction detail in another manner consented by SK in advance. Such account information shall show the Member the foregoing essential information.

     (3)  Gmarket shall provide OKCashbag Service only to Members who have


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          actually made purchases, unless otherwise mutually agreed, and shall not refuse to award or credit to a purchase order OKCashbag Points to a Member verified through the procedure set by SK, or impose on a Member the service commission set forth in Article 6(4).

Article 6 (Point Payment and Service Commission)

     (1) The point accumulation rate at the Gmarket Place of Business shall be [****] of the payment amount if payment is made in cash, [****] if by credit card and [****] if by OKCashbag Points.

     (2) Upon a Member's purchase of a good or service at the Gmarket Place of Business, after verification of the Member's identification pursuant to SK procedure, Gmarket shall pay SK an amount equivalent to the OKCashbag Points calculated based on the point accumulation rate above, with [****] point equaling 1 KRW ("OKCashbag Point Amount").

     (3) Upon a Member's purchase of a good or service at the Gmarket Place of Business, using his or her accumulated OKCashbag Points, after verification of the Member's identification pursuant to SK procedure, SK shall pay Gmarket an amount equivalent to the OKCashbag Points used by the Member for the purchase, with [****] point equaling 1 KRW ("Used Points").

     (4) In consideration for the joint operation of the OKCashbag Service, Gmarket shall pay SK the sum ("Service Commission", net of VAT) of the following:

          i.   [****] of the OKCashbag Point Amount;

          ii.  [****] of the Used Points;

          iii. An amount separately agreed by both parties.

[****] = MATERIAL OMITTED: CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AND FILED
         SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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Article 7 (Calculation and Settlement)

     (1) SK and Gmarket shall at each month-end calculate the OKCashbag Point Amount (A), the Used Points (B), and the Service Commission (C) of the relevant month into a mutually agreed upon payment unit and make settlement based on the following formula, pursuant to Paragraphs (2) and (3) below:

          i.   If [A+C] exceeds B, [(A+C)-B] shall be the settlement amount; and

          ii. If [A+C] is less than B, [B-(A+C)] shall be the settlement amount.

     (2) If [A+C] exceeds B as a result of the calculation under Paragraph (1) above, SK shall submit to Gmarket an invoice for the settlement amount under paragraph (1), subparagraph (i) within 10 days from the calculation, and Gmarket shall deposit the payment to a bank account designated by SK in cash within 10 days from receipt of the invoice. In connection herewith, SK may request Gmarket to settle the amount through automatic bank transfer, in which case, Gmarket shall open an account for automatic bank transfer at a bank consented by SK and allow SK to withdraw from the relevant account the settlement amount for the preceding month in cash on the 17th date (if this date is not a working day for financial institutions, the following working day) of every month.

     (3)  If [A+C] is less than B as a result of the calculation under Paragraph
          (1) above, Gmarket shall submit to SK an invoice of the calculated settlement amount under paragraph (1), subparagraph (ii) within 10 days from the date of calculation, and SK shall deposit in cash the payment into the bank account designated by Gmarket within 10 days from receipt of the invoice.

     (4) If after settlement pursuant to Paragraphs (2) and (3) of this Article, a transaction between Gmarket Place of Business and a Member is cancelled, the cancellation shall be reflected at the next settlement, unless otherwise agreed.

     (5) Any party contesting the settlement under paragraphs (2) and (3) above shall raise objection within 14 days from the date of completion of settlement, and

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          if the settlement is confirmed by both parties to have been erroneous, the difference shall be reflected at the next settlement.

     (6) If the settlement under Paragraphs (2) and (3) is delayed, the responsible party shall pay the other party a default interest (defaulted principal x default interest rate x number of defaulted days/365) for the number of delayed days. In such case, the default interest rate shall be the average default interest rate of general loan accounts of a bank designated by SK.

     (7) In case settlement under Paragraphs (2) and (3) is delayed, the other party may suspend collaborative activities under this Agreement until the responsible party completes the settlement. In such case, the responsible party shall notify the Members of the suspension at its own place of business and shall handle with any claims/disputes arising from the suspension of collaboration at its own cost and responsibility.

Article 8 (Cooperative Matters)

     (1) SK and Gmarket shall reciprocally exchange data necessary for analysis of sales transition to the extent permitted under the relevant laws and regulations.

     (2) SK and Gmarket shall actively promote collaboration under this Agreement through various media, and plan and implement various promoting events to seek improvement of sales by both parties. The details, including the volume of publicity and size of promotional events shall be determined by mutual consultation to the extent feasible by both parties.

     (3) Upon expiration or termination of this Agreement, SK and Gmarket shall immediately delete any identifying marks of the other party, including company name, trademark and logo of the other party, at either party's place of business.

Article 9 (Good Faith)

SK and Gmarket shall refrain from doing any acts that may damage the reputation or image of the other party and shall faithfully perform the terms of this Agreement.

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Article 10 (Confidentiality)

     (1) "Confidential Information" in this Agreement shall refer to any and all business secrets and know-how of the other Party in oral, written or computer file form, obtained from the other Party or gained with respect to this Agreement, which includes the terms and conditions of the rights and obligations of the parties under this Agreement.

     (2) Neither Party shall use the confidential information for purposes other than those contemplated in this Agreement. Neither Party shall copy, reproduce, process, provide, sell or disclose to a third party the confidential information without prior written consent by the other party, and the disclosing Party shall be held responsible for any intentional or negligent disclosure of the confidential information.

     (3) Each party may permit its officers and employees access to the confidential information only if they signed a confidentiality contract the same with or stricter than the provisions of paragraphs
          (1) and (2) above and they need the confidential information in order to achieve the objectives of this Agreement, and in the event the officers or employees breach their obligation of confidentiality the party shall be held responsible for it.

Article 11 (Term)

This Agreement shall be effective for one year from execution hereof and shall be renewed year by year under the same terms and conditions, unless either Party notifies the other Party of its intention not to extend the Agreement in writing by not later than 30 days prior to expiration hereof.

Article 12 (Termination)

     (1) In the event of breach or delinquent performance of this Agreement by a Party, the other Party may demand correction or improvement thereof in writing or by phone, and terminate this Agreement by notice in writing if no correction or improvement is effected within 7 days of request.

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     (2)  A Party may immediately terminate this Agreement in writing in the event the other Party is subject to any of the following:

          i. An application for bankruptcy, composition, corporate reorganization, workout or any other similar procedures has been filed or has commenced;

          ii.  Major assets or business is transferred to a third party;

          iii. Major assets are subject to attachment, provisional attachment, provisional disposition or auction;

          iv. The Party becomes subject to suspension of operation or cancellation of business license, etc. by relevant authorities;

          v. The Party defaults on the payment obligations under another contract with the other Party or a third party without due cause, negotiable securities such as notes and checks are dishonored insolvent, or the Party's financial state has so deteriorated so that the Party is found to be unable to perform this Agreement;

          vi. Gmarket or its users become subject to legal or practical sanction from relevant authorities with respect to the operation and use of the Gmarket Place of Business, or have otherwise committed a socially disruptive act; or

          vii. Any other causes have arisen that substantially impede proper performance of this Agreement.

     (3) Both parties acknowledge that SK is entering into this Agreement or any other similar agreements as part of its diverse new business branch-out program and that SK may, after internal discussion, determine to stop the OKCashbag Service cooperation with Gmarket (in which case, SK shall sufficiently consult with Gmarket in advance, to minimize mutual loss). If SK notifies Gmarket of the decision to cease the business, this Agreement shall be automatically terminated 60 days after the date of notice, in which case, neither Party may claim damages arising from termination against the other Party.

     (4) Both parties may terminate this Agreement at any time upon written agreement.

     (5) In the event this Agreement is terminated pursuant to Paragraphs (1) through
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          (4), each Party's liability to the other party shall be
          accelerated and shall be deemed due on the date of termination.

Article 13 (Confirmed Matters)

     (1) The expiration under Article 11 and termination under Article 12 shall not affect either Party's rights, liabilities, and right to damages that have arisen prior to the expiration or termination.

     (2) Notwithstanding the expiration or termination of this Agreement Articles 14, 15(7) and 15(8) shall continue to be effective, and
          Article 10 shall survive the termination of this Agreement for 5 years.

Article 14 (Damages)

The Party that has breached its obligations hereunder and caused damage to the other Party shall compensate the other Party for the damage (including damage to the reputation and image of the other Party).

Article 15 (General Provisions)

     (1) This Agreement constitutes the entire agreement between the Parties and all prior written or oral agreement existing between the Parties regarding the subject matter of this Agreement shall become null and void and be replaced hereby.

     (2) Each party enters into this Agreement as an independent contractor and shall not be deemed as the agent or representative of the other Party for any purpose in exercising the rights and obligations hereunder. No party shall have any authority to represent, impose legal or de facto responsibility on or bind the other Party.

     (3) Each Party shall notify the other Party in writing or by phone within 5 days of any of the following:

          i.   Change of company name, business registration number, address;

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          ii.  Request for change of the details of collaboration;

          iii. Determination to go out of business, to change type of business or on merger/acquisition;

          iv.  Change of URL of Gmarket Place of Business;

          v.   Reasons described in Article 12(2); or

          vi.  Any matters likely affecting the performance of this Agreement.

     (4) The Parties acknowledge that a Party's waiver of exercise of any legal or contractual remedy against the other Party's breach of this Agreement shall not constitute a waiver of the Party's rights against the other Party under this Agreement.

     (5) Neither Party may transfer or provide as security any right under this Agreement to a third party without prior written consent of the other Party nor allow a third party to undertake any obligation under this Agreement, provided that SK may transfer its rights under this Agreement to its affiliated company (under Article 2, subparagraph 3 of the "Monopoly Regulation and Fair Trade Act") and have its affiliated company assume its obligation under this Agreement, upon prior written notice to Gmarket.

     (6) This Agreement may be altered or amended only by both Parties' written agreement.

     (7) This Agreement shall be governed by the laws of the Republic of Korea, and any unclear matter in this Agreement shall be interpreted in accordance with the laws, regulations and commercial practices of Korea.

     (8) Any disputes arising between the Parties in connection with this Agreement shall be resolved through consultation between the Parties, failing which, the dispute shall be submitted to the jurisdiction of the Seoul Central District Court as the court of first instance.

IN WITNESSETH WHEREOF, confirming that the Agreement reflects their intention, the Parties have executed, signed and affixed their seals to two copies of this Agreement and shall respectively keep one copy.

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December 15, 2005

SK Corporation
99 Seorin-Dong, Jongro-Gu, Seoul
Hun Chul Shin, Representative Director (seal)

Gmarket Inc.
6th Fl., Nam Seoul Bldg., 1304-3 Seocho-Dong, Seocho-Gu, Seoul
Young Bae Ku, Representative Director (seal)